UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-32955 (Commission File Number)	04-557612 (I.R.S.Employer Identification No.)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Amendment or Termination to a Compensatory Plan, Contract or Arrangement
     On December 12, 2007, the Compensation Committee of the Board of Directors of the Company and the Bank amended and restated the LSB Corporation Special Separation Plan, a copy of which is furnished with this report as Exhibit 99.1. The approved changes included the differentiation of officer status and the length of minimum severance amounts based on the officer classification of Senior Vice President or Executive Vice President. Previously, both officer classifications were eligible for a minimum amount of severance of 39 weeks and the newly created classification allows for a minimum of 78 weeks of severance for any Executive Vice President not already covered under another special termination agreement and keeps the Senior Vice President minimum severance at 39 weeks.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	LSB Corporation Special Separation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LSB CORPORATION
DATED: December 13, 2007

By:	/s/ GERALD T. MULLIGAN

Gerald T. Mulligan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	LSB Corporation Special Separation Plan